                                                                     EXHIBIT 4.4

                       Audio Communications Network, LLC
                           (to be renamed Muzak LLC)
                              Muzak Finance Corp.
                                 $115,000,000
                   9 7/8% Senior Subordinated Notes due 2009

                              PURCHASE AGREEMENT
                              ------------------

                                                                  March 12, 1999

CIBC OPPENHEIMER CORP.
GOLDMAN, SACHS & CO.
c/o CIBC Oppenheimer Corp.
425 Lexington Avenue
3rd Floor
New York, New York 10017

Ladies and Gentlemen:

     Audio Communications Network, LLC, a Delaware limited liability company (the "Company"), Muzak Finance Corp., a Delaware Corporation, and a wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Notes Issuers"), the Company's other subsidiary listed in Exhibit A hereto and
                                                           ---------
ACN Holdings LLC, a Delaware limited liability company, and the parent company of the Company ("Holdings") (each of such subsidiary and Holdings, an "ACN Guarantor" and, collectively, the "ACN Guarantors" and, together with the Muzak Guarantors (as defined herein), the "Guarantors") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

     1.   The Transactions.  Subject to the terms and conditions herein
          ----------------
contained, the Notes Issuers propose to issue and sell to the Initial Purchasers $115,000,000 aggregate principal amount of their 9 7/8% Senior Subordinated Notes due 2009 (the "Notes"). The obligations of the Notes Issuers under the Indenture (as defined herein) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each ACN Guarantor and, at and as of the Effective Time (as defined herein), by each Muzak Subsidiary (as defined herein) (in such capacity, the "Muzak Guarantors"). The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), to be dated March 18, 1999, among the Notes Issuers, the Guarantors and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee (the "Trustee"). The Notes and the Guarantees are hereinafter referred to collectively as the "Securities." The Notes Issuers and the Guarantors are herein collectively referred to as the "Issuers."

     The sale of the Securities to the Initial Purchasers (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

     At the Effective Time, the Muzak Guarantors will become parties to this Agreement by executing a counterpart to this Agreement and delivering it to the Initial Purchasers.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated February 25, 1999 (the "Preliminary Memorandum") and a final offering memorandum dated the date hereof (the "Final Memorandum"), each setting forth or including a description of the terms of the Securities, the terms of the Offering, the other Transactions (as defined herein) and the transactions contemplated thereby and hereby, a description of the Notes Issuers and Old Muzak (as defined herein) and any material developments relating to the Company and Old Muzak occurring after the date of the most recent financial statements included therein.

          The Issuers understand that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 9 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and outside the United States to certain persons in reliance on Regulation S under the Securities Act.

     The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of March 18, 1999 among the parties hereto (the "Registration Rights Agreement") pursuant to which the Issuers will agree, among other things, to file (i) a registration statement (the "Registration Statement") with the Commission registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

     The Securities are being issued in connection with the merger of Muzak Limited Partnership, a Delaware limited partnership ("Old Muzak"), with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of January 29, 1999, among the Company, Holdings, Old Muzak, MLP Acquisition L.P., a Delaware limited partnership and the managing general partner of Old Muzak and Music Holdings Corp., a Delaware corporation and the general partner of MLP Acquisition (the "Merger Agreement"). At the time of the Merger, the Company will change its name to Muzak LLC. In connection with the Merger, the Company will: (i) enter into a new senior secured credit facility that provides for $135 million of term loans and a $35 million revolving credit facility (the "New Credit Agreement"); (ii) receive a cash equity investment of approximately $59.9 million from Holdings (the "Equity Contribution"); and (iii) complete a tender offer and consent solicitation for the outstanding 10% Senior Notes due 2003 of Old

Muzak (the "Muzak Notes") (the "Tender Offer"). The date and time of the consummation of the Merger is referred to herein as the "Effective Time." In addition, (i) Holdings has entered into a Contribution Agreement dated as of February 19, 1999 with Capstar Broadcasting Corporation ("Capstar") pursuant to which Capstar agreed to contribute to Holdings certain Muzak franchises principally in exchange for equity interests in Holdings (the "Pending Capstar Acquisition") and (ii) the Company has entered into a Stock Purchase Agreement dated as of February 18, 1999 with Carolina Georgia Sound, Inc. pursuant to which the Company acquired Electro Systems Corporation, an owner of Muzak franchises (the "Electro Systems Acquisition").

     Concurrently with the Tender Offer, the Company is soliciting consents (the "Consent Solicitation") from holders of the Muzak Notes to amendments (the "Proposed Amendments") to certain of the provisions in the Indenture governing the Muzak Notes (the "Muzak Indenture") as described in the Offer to Purchase and Consent Solicitation Statement dated February 8, 1999. After receipt of the required consents from the holders of the Muzak Notes, Old Muzak and the trustee under the Muzak Indenture will enter into a supplemental indenture to give effect to the Proposed Amendments (the "Supplemental Indenture"). Unless otherwise indicated, the use of the term Tender Offer herein shall be deemed to include the Consent Solicitation.

     The Merger Agreement and the documents entered into in connection therewith are herein collectively referred to as the "Merger Documents." This Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreement and the Indenture are herein collectively referred to as the "Offering Documents." The Merger Documents, the Offering Documents, the New Credit Agreement, and all the documents related to the Equity Contribution, the Pending Capstar Acquisition, the Electro Systems Acquisition and the Tender Offer are herein collectively referred to as the "Transaction Documents."

     The Merger, the issuance of the Securities, the Equity Contribution, the Pending Capstar Acquisition, the Electro Systems Acquisition and the Tender Offer and the transactions contemplated by the New Credit Agreement are herein collectively referred to as the "Transactions."

     2.   Representations and Warranties of the Issuers.  The Issuers,
          ---------------------------------------------
jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

          (a) The Final Memorandum, as of its date and the Closing Date (as defined in Section 3 hereof), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto. The Final Memorandum and any amendment or supplement thereto complied or will comply in all material respects with Rule 144A(d)(4) under the Securities Act.

          (b)  Each of the Notes Issuers and the subsidiary set forth in Exhibit
                                                                         -------
     A hereto (the "Subsidiary") has been and, at and as of the Effective Time
     -
     will be, and to the best knowledge of the Notes Issuers, each of Old Muzak and its subsidiaries set forth in Exhibit B hereto (the "Muzak
                                       ---------
     Subsidiaries") has been and, at and as of the Effective Time, each of the Muzak Subsidiaries will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has and, at and as of the Effective Time, will have the power and authority to carry on its business as now being conducted and as contemplated to be conducted and to own and operate the properties and assets now owned and being operated by it or to be owned and operated by it in each case as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). Each of the Notes Issuers and the Subsidiary is and, at and as of the Effective Time will be, and to the best knowledge of the Notes Issuers, each of Old Muzak and the Muzak Subsidiaries is, and at and as of the Effective Time, each of the Muzak Subsidiaries will be, duly qualified to do business as a foreign entity and is or will be in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Issuers, taken as a whole (any such event, a "Material Adverse Effect").

          (c) As of the Closing Date (after giving effect to the Transactions and assuming that the Pending Capstar Acquisition has been consummated by such date): the Company will have the capitalization materially in conformance with that set forth in the Final Memorandum; and all of the outstanding capital stock of Finance Corp. will be owned and held by the Company.

          (d) Except as described in the Final Memorandum: (i) all of the issued and outstanding shares or capital stock of the Notes Issuers and the Subsidiary are and, at and as of the Effective Time, will be, and to the best knowledge of the Notes Issuers, as of the Closing Date, all of the issued and outstanding shares of capital stock of the Muzak Subsidiaries will be, duly authorized and validly issued and fully paid and non-assessable and none of them have been issued in violation of any preemptive or other right; (ii) all of the outstanding shares of capital stock of the Subsidary is owned, directly or indirectly, by the Company; (iii) except for options issued to management, as of the Effective Time, no options, warrants or other rights to purchase from the Company or any Guarantor, or agreements or other obligations of the Company or any Guarantor, to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Guarantor, are outstanding and no holder of securities of the Company or any Guarantor is entitled to have such securities registered under the Registration Statement; and (iv) as of the Effective Time, there will be no agreement, understanding or arrangement among the Company or any Guarantor, and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Guarantor, or the election of directors of the Company or any Guarantor, or the governance of the Company's or any Guarantor's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the Transactions.

          (e) Each of the Notes Issuers has and, at and as of the Effective Time, each of the Notes Issuers will have the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, the Exchange Notes, the Private Exchange Notes have each been duly and validly authorized by each of the Notes Issuers for issuance and, when executed by the Notes Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Notes Issuers, entitled to the benefits of the Indenture and enforceable against the Notes Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding with respect thereto may be brought (the "Enforceability Exceptions"); the Guarantees to be endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the ACN Guarantors and, at and as of the Effective Time, will have each been duly and validly authorized by each of the Guarantors and, when the Notes are executed by the Notes Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, and when the Guarantees have been endorsed on the Notes in accordance with the terms of the Indenture, such Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions. The Securities are in the form contemplated by the Indenture.

          (f) Each of the Issuers has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Notes Issuers and the ACN Guarantors and, at and as of the Effective Time, will have been duly and validly authorized by the Issuers, and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (g) Each of the Issuers has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the

     Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Notes Issuers and the ACN Guarantors and, at and as of the Effective Time, will have been duly and validly authorized by the Issuers, and when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by the Enforceability Exceptions and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Each of the Issuers has the requisite corporate or limited liability power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Notes Issuers and the ACN Guarantors and, at and as of the Effective Time, will have been duly and validly authorized by the Issuers, and when executed and delivered by each Issuer (assuming due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of such Issuer, enforceable against such Issuer in accordance with its terms except (i) that the enforcement thereof may be limited by the Enforceability Exceptions and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (i) The Notes Issuers and, to the best knowledge of the Notes Issuers, Old Muzak and each of the Muzak Subsidiaries, each have the requisite power and authority to execute, deliver and perform each of their respective obligations under each of the Transaction Documents other than the Offering Documents and to enter into all other agreements, instruments and documents executed and delivered by any of them pursuant thereto and to carry out their respective obligations thereunder. As of the Closing Date, each of the Transaction Documents other than the Offering Documents will have been duly and validly authorized by the Issuers and Old Muzak (in each case to the extent a party thereto) and, when executed and delivered by the Issuers and Old Muzak (in each case to the extent a party thereto), will constitute a valid and legally binding agreement of the Issuers and Old Muzak (in each case to the extent a party thereto), enforceable against the Issuers and Old Muzak (in each case to the extent a party thereto) in accordance with their respective terms except that (i) the enforcement thereof may be limited by the Enforceability Exceptions and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (j) (i) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of such Transaction Documents since their date of execution; and (ii) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Issuers and Old Muzak to consummate the Transactions.

          (k) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by the Issuers and Old Muzak, to the extent each is or will be a party thereto, or for the consummation by the Issuers or Old Muzak, of any of the transactions contemplated thereby, except for such consents, approvals, authorizations or orders as have been obtained or made or as may be required under the Securities Act and the TIA (with respect to the transactions contemplated by the Registration Rights Agreement) or as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect; and none of the Notes Issuers or the Subsidiary is and, to the best knowledge of the Notes Issuers, none of Old Muzak or the Muzak Subsidiaries is, (i) in violation of its respective certificate of incorporation, organizational documents, limited liability company agreement, partnership agreement or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (l) The execution, delivery and performance by (i) the Notes Issuers and the Subsidiary and (ii) to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries of, in each case, each of the Transac-tion Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any of them is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation, organizational documents, limited liability company agreement, partnership agreement or by-laws of any of them or (c) (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws and the accuracy of the representations and warranties of the Initial Purchasers in
     Section 9 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any of them or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

          (m) The audited historical financial statements of the Company and Audio Communications Network, Inc. ("ACN Inc.") and, to the best knowledge of the Company, Old Muzak, included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly in all material respects the consolidated financial position, results of operations and cash flows of each such entity, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the unaudited financial statements and financial information of the Capstar Affiliate (as defined in the

     Final Memorandum), Business Sound Inc.(as defined in the Final Memorandum), the MTI Business (as defined in the Final Memorandum), Electro Systems Inc. and the Omaha Muzak affiliate to be acquired by Capstar included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly in all material respects the financial position and results of operations of each such entity at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements of the Company referred to above except as otherwise stated therein; the summary and selected financial and statistical data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, which have examined certain of such financial statements as set forth in their reports included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), are independent public accounting firms within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings.

          (n) (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in ex-istence, the most recent Preliminary Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (o) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is not pending or, to the best knowledge of the Notes Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Notes Issuers or, to the best knowledge of the Notes Issuers, Old Muzak or any Muzak Subsidiary, is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Notes Issuers or Old Muzak or any Muzak Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the other Transactions.

          (p) None of the Notes Issuers or the Subsidiary has, and, to the best knowledge of the Notes Issuers, none of Old Muzak or any of the Muzak Subsidiaries has, and, after giving effect to the Transactions and the issuance and sale of the Securities, none of the Issuers will not have, any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of them makes or ever has made a contribution and in which any employee of any of them is or has ever been a participant. With respect to such plans, the Notes Issuers and the Subsidiary are, and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries are, and, after giving effect to the Transactions and the issuance and sale of the Securities, the Issuers will be, in compliance in all material respects with all provisions of ERISA.

          (q) The Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). None of the Notes Issuers or the Subsidiary and, to the best knowledge of the Notes Issuers, none of Old Muzak or any of the Muzak Subsidiaries, has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (r) Each of the Notes Issuers and the Subsidiary, and, to the best knowledge of the Notes Issuers, each of Old Muzak and the Muzak Subsidiaries, possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, each of Old Muzak and the Muzak

     Subsidiaries, has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for nonperformance or events or revocations or terminations that would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Notes Issuers or the Subsidiary and, to the best knowledge of the Notes Issuers, none of Old Muzak and the Muzak Subsidiaries, has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (s) Subsequent to the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as described therein or as contemplated by the Transaction Documents, (i) the Notes Issuers, the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (ii) the Notes Issuers, the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries have not purchased any of their respective outstanding capital stock, membership interests, partnership interests or the equivalent, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock, membership interests, partnership interest or otherwise,
     (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Notes Issuers, the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries and (iv) none of the Notes Issuers, the Subsidi-ary or, to the best knowledge of the Notes Issuers, Old Muzak or any of the Old Muzak Subsidiaries, has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, except in each case as would not have a Material Adverse Effect.

          (t) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), none of the Notes Issuers or the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak or the Muzak Subsidiaries is in default under any of the contracts described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

          (u) None of the Notes Issuers, the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak or the Old Muzak Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (v) Each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries has good and marketable title to all real property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum (or, if the Final Memorandum is not in ex-istence, the most recent Preliminary Memorandum) or such as would not, individually or in the aggregate, have a Material Adverse Effect.

          (w) Each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and, other than taxes due thereon or tax deficiencies which any Notes Issuer or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak or any Muzak Subsidiary reasonably believes that it has provided adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against any Notes Issuer or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, that would, individually or in the aggregate, have a Material Adverse Effect.

          (x) (i) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Issuers will exceed the sum of their stated liabilities and identified contingent liabilities; and (ii) the Issuers are not, nor will they be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby,
     (a) left with unreasonably small capital with which to carry on their businesses as is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) insolvent.

          (y) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as would not individually or in the aggregate have a Material Adverse Effect, (A) each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, is in compliance with all ap-plicable Environmental Laws, (B) each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Notes Issuers, after due inquiry, threatened Environmental Claims against any of the Notes Issuers or the Subsidiary or, in each case, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries and (D) none of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries has knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers or Old Muzak relating to pollution or protection of the environment or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, written notices of responsibility, information requests, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (z) None of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 9 hereof, the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the TIA.

          (aa) No securities of the Notes Issuers or the Subsidiary are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (bb) None of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak or the Muzak Subsidiaries, or, in each case, any of their respective Affiliates or any person acting on their behalf, has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities; and the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, their respective Affiliates and any person acting on their behalf have acted in accordance with the offering restrictions requirements of Regulation S.

          (cc) None of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (dd) None of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak or the Muzak Subsidiaries, or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Initial Purchasers).

          (ee) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Notes Issuers or the Subsidiary or, to the best knowledge of the Notes Issuers, Old Muzak or the Muzak Subsidiaries, which is pending or, to the best knowledge of the Notes Issuers, threatened that would have a Material Adverse Effect.

          (ff) Each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (gg) Each of the Notes Issuers and the Subsidiary and, to the best knowledge of the Notes Issuers, Old Muzak and the Muzak Subsidiaries, (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (hh) The statistical and market and industry-related data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are based on or derived from sources which the Notes Issuers believe to be reliable and accurate or represent the Notes Issuers' good faith estimates that are made on the basis of data derived from such sources.

          Any certificate signed by any officer of any Issuer and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

          3.   Purchase, Sale and Delivery of the Securities.  On the basis of
               ---------------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Notes Issuers agree to issue and sell to the Initial Purchasers, and each of the Initial Purchasers, acting severally and not jointly, agrees to purchase from the Notes Issuers, at 97.25% of their principal amount, the respective aggregate principal amounts of the Securities set forth opposite their respective names on Schedule 1 hereto.
                                                            ----------

          One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, at 9:00 a.m., New York time, on March 18, 1999, or at such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for inspection by the Initial Purchasers at the offices in New York, New York of Kirkland & Ellis at least 24 hours prior to the Closing Date.

          4.   Offering by the Initial Purchasers.  The Initial Purchasers
               ----------------------------------
propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5.   Certain Covenants.  The Issuers, jointly and severally, covenant
               -----------------
and agree with the Initial Purchasers that:

          (a) None of the Issuers will amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be reasonably necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the dis-
     tribution of the Securities by the Initial Purchasers; provided, however,
                                                            --------  -------
     that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (c) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes or the Private Exchange Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 5(a)) forthwith amend or supplement such Final Memorandum at their own expense so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

          (d) The Issuers will, without charge, provide to each Initial Purchaser and to counsel to the Initial Purchasers as many copies of each of the Preliminary Memorandum and Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) During the period of five years from the Closing Date, the Issuers will furnish to the Initial Purchasers (a) as soon as available, a copy of each report and other communication (financial or otherwise) of any Issuer mailed to the Trustee or the holders of the Securities, stockholders or any national securities exchange on which any class of securities of any Issuer may be listed other than materials filed with the Commission and (b) from time to time such other information concerning the Issuers as the Initial Purchasers may reasonably request.

          (f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Issuers agree to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by you in connection herewith.

          (g) The Issuers will apply the net proceeds from the sale of the Securities materially as set forth under "Use of Proceeds" in the Final Memorandum.

          (h) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (i) For so long as the Securities constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except in connection with the exchange offer contemplated by the Registration Rights Agreement.

          (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the mean-ing of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), the Issuers will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Issuers will use their best efforts to (i) permit the Securities to be included for quotation on the PORTAL Market and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

          (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          (m) The Issuers will use their best efforts to do and perform all things required to be done and performed by them under this Agreement and the other Offering Documents prior to or after the Closing Date and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Securities.

          6.   Expenses.  Notwithstanding any termination of this Agreement
               --------
(pursuant to Section 11 or otherwise), the Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating to such registration and qualification not to exceed $10,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Notes Issuers; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market; and (xi) any fees charged by investment rating agencies for the rating of the Securities.

          7.   Conditions of the Initial Purchasers' Obligations.  The several
               -------------------------------------------------
obligations of the Initial Purchasers to purchase and pay for the Securities are subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

             (i) The Initial Purchasers shall have received an opinion of counsel in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the Closing Date, of each of (i) Kirkland & Ellis, counsel to the Notes Issuers, substantially in the form of Exhibit C hereto and (ii) Weil,
                                           ---------
     Gotshal & Manges LLP, counsel to Old Muzak, substantially in the form of Exhibit D hereto. In rendering such opinions, each such counsel shall have
     ---------
     received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, as they may reasonably request to pass upon such matters.

             (ii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

             (iii) The Initial Purchasers shall have received from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, independent public accountants for the Company and Old Muzak, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

             (iv) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

             (v) None of the issuance and sale of the Securities pursuant to this Agreement or any of the Transactions or any of the other transactions contemplated by any of the other Offering Documents or the Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement or the Final Memorandum, the other Offering Documents or the Transaction Documents.

             (vi) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Notes Issuers, the Subsidiaries, Old Muzak and the Muzak Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Notes Issuers, the Subsidiaries, Old Muzak or the Muzak Subsidiaries, or any of their respective officers or directors that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Notes Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

        (vii) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of each Issuer (in their capacities as such), to the effect that:

                 a. All of the representations and warranties of such Issuer set forth in this Agreement are true and correct as if made on and as of the Closing Date and such Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                 b. The issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the Transaction Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers' knowledge, threatened against such Issuer relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum, the other Offering Documents or the Transaction Documents.

                 c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Notes Issuers, the

          Subsidiaries, Old Muzak and the Muzak Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Notes Issuers, the Subsidiaries, Old Muzak and the Muzak Subsidiaries or any of their respective officers or directors that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

               d. At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).

        (viii) Each of the Transaction Documents and each other agreement or instrument executed in connection with the Transactions shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement. On the Closing Date, the New Credit Agreement shall provide for revolving credit and term loan borrowings in such amounts as are sufficient to consummate the Transactions to be consummated on the Closing Date and substantially as described in the Final Memorandum.

        (ix) The Company shall have received cash equity financing pursuant to the Equity Contribution in such an amount as is sufficient to consummate the Transactions to be consummated on the Closing Date, substantially as described in the Final Memorandum.

          (x) The Certificate of Merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

          (xi) Each of the Proposed Amendments to the Muzak Notes shall have been approved by the requisite percentage of holders of Muzak Notes; simultaneously with the closing of the sale of the Notes by the Notes Issuers, the Notes Issuers shall have accepted for payment and have instructed the depositary with respect thereto to pay to the trustee under the Muzak Indenture the purchase price for all Muzak Notes properly tendered pursuant to the Tender Offer. The Supplemental Indenture shall have been executed by Old Muzak and the trustee under the Muzak Indenture and the terms of the Muzak Indenture shall be as modified by such Supplemental Indenture.

          (xii) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the other Offering Documents and the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (xiii) The Notes Issuers shall apply the proceeds necessary from the issuance and sale of the Notes and from initial borrowings under the New Credit Agreement and the Equity Contribution as described under "Use of Proceeds" in the Final Memorandum.

          (xiv) On the Closing Date, the Initial Purchasers shall have received a letter, dated the Closing Date, from Houlihan Lokey Howard & Zukin Inc. with respect to the solvency of the Issuers as of the Effective Time in form, scope and substance reasonably satisfactory to the Initial Purchasers.

       (xv) Since the date of this Agreement, there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or Old Muzak, or (B) it is reviewing its rating assigned to any debt securities of the Company or Muzak with a view to possible downgrading, or with negative implications, or direction not determined.

       (xvi) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect at all times from and after the Closing Date.

       (xvii) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.   Indemnification and Contribution.  (a)  Each Issuer jointly and
               --------------------------------
severally agrees to indemnify and hold harmless the Initial Purchasers, each director, officer, employee or agent of any Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which such Initial Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (B) any of the Offering Documents or any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or

          (ii) the omission or alleged omission to state, in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, promptly after demand, the Initial Purchasers and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that
                                                        --------  -------
none of the Issuers will be liable in any such case to any Initial Purchaser or any director, officer, employee, agent or controlling person of such Initial Purchaser to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any Document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Initial Purchaser specifically for use therein; and provided, further, that none of the Issuers will be liable to any Initial
    --------  -------
Purchaser or any director, officer, employee, agent or any person controlling any Initial

Purchaser with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) to the extent that any such loss, claim, damage, expense or liability results from the fact that the person asserting any such loss, claim, damage, expense or liability purchased Securities from an Initial Purchaser in reliance upon the Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Issuers to such Initial Purchaser at or prior to the written confirmation of the sale of the Securities to such person, unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5(d) of this Agreement. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this
Section 8 shall apply whether or not any Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings.

          (b) The Initial Purchasers severally and not jointly will indemnify and hold harmless the Issuers, their respective directors, officers, employees and agents and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to the Company by or on be-half of an Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly after request, any legal or other expenses reasonably incurred by any of the Issuers or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named
                                        --------  -------
parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, and a conflict of interest may exist between an indemnified party and the indemnifying party and the representation of both would be inappropriate, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 8 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party will, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by an indemnified party may be sought hereunder (whether or not the indemnified party or any person who controls any indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act as to any such person.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and agent of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

          (e) Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

          9.   Offering of Securities; Restrictions on Transfer.  Each Initial
               ------------------------------------------------
Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser agrees with the Issuers as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B),
                      --------  -------
in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their re-spective officers or directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  (a)  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

          (i) any of the Issuers or Old Muzak shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a Material Adverse Effect or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Notes Issuers or Old Muzak), in the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Issuers or Old Muzak except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any material change in the financial markets of the United States that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

          (v) any securities of the Notes Issuers or Old Muzak shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.   Notices.  All communications hereunder shall be in writing and,
                -------
if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to the Initial Purchasers c/o CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Kevin Magid, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
Attention: John A. Tripodoro, Esq. If sent to the Issuers, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to Muzak LLC, 2901 Third Avenue, Suite 400, Seattle, Washington 98121, Attention: Brad D. Bodenman and with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Laurie Gunther, Esq., and a copy to ABRY Partners, Inc., 18 Newbury Street, Boston, Massachusetts 02116, Attention: Peni Garber.

          13.  Successors.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers, employees and agents and any person or persons who controls any Issuer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          14.  No Waiver; Modifications in Writing.  No failure or delay on the
               -----------------------------------
part of any Issuer or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Issuer or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by any Issuer or Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided
                                                                       --------
that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the

Issuers and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

          15.  Joint and Several Obligations.  All of the obligations of the
               -----------------------------
Issuers hereunder shall be joint and several obligations of each of them.

          16.  Information Supplied by the Initial Purchasers.  The statements
               ----------------------------------------------
set forth in the fifth, ninth and tenth paragraphs under the heading "Plan of Distribution" constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of Section 2(a) hereof.

          17.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

          18.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          19.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                     Very truly yours,

                                     AUDIO COMMUNICATIONS NETWORK LLC,

                                     a Delaware limited liability company

                                     By:  /s/ Peni Garber
                                          -------------------------------------
                                     Name:    Peni Garber
                                     Title:

                                     MUZAK FINANCE CORP., a Delaware corporation

                                     By:  /s/ Peni Garber
                                          -------------------------------------
                                     Name:    Peni Garber
                                     Title:

                                     MUZAK CAPITAL CORPORATION, a Delaware
                                       corporation

                                     By:  /s/ Peni Garber
                                          --------------------------------------
                                     Name:    Peni Garber
                                     Title:

                                     MLP ENVIRONMENTAL MUSIC, LLC, a Washington
                                       limited liability company

                                     By: /s/ Peni Garber
                                         ---------------------------------------
                                     Name:   Peni Garber
                                     Title:

                                     BUSINESS SOUND, INC., an Ohio corporation

                                     By: /s/ Peni Garber
                                         ---------------------------------------
                                     Name:   Peni Garber
                                     Title:

                                     ACN HOLDINGS LLC, a Delaware limited
                                       liability company

                                     By: /s/ Peni Garber
                                         ---------------------------------------
                                     Name:   Peni Garber
                                     Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC OPPENHEIMER CORP.

By:   /s/ Kevin Magid
     -------------------------------------
Name:     Kevin Magid
Title:    Managing Director

GOLDMAN, SACHS & CO.

By:  /s/ Goldman, Sachs & Co.
    --------------------------------------
         Goldman, Sachs & Co.

                                                                      Schedule 1
                                                                      ----------

                                                       Principal Amount
Initial Purchaser                                      of Securities
-----------------                                      ----------------
CIBC Oppenheimer Corp................................    $ 69,000,000
Goldman, Sachs & Co..................................      46,000,000
                                                         ------------
     Total...........................................    $115,000,000
                                                         ============

                                                                       Exhibit A
                                                                       ---------
Subsidiaries
------------

Business Sound, Inc.

                                                                       Exhibit B
                                                                       ---------

Muzak Subsidiaries
------------------

MLP Environmental Music,LLC

                                                                       Exhibit C
                                                                       ---------
                      Form of Opinion of Kirkland & Ellis
                      -----------------------------------

          Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Kirkland & Ellis, counsel to the Notes Issuers, to the effect that:

                                                                       Exhibit D
                                                                       ---------
                 Form of Opinion of Weil, Gotshal & Manges LLP
                 ---------------------------------------------

          Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Weil, Gotshal & Manges LLP, counsel to Old Muzak, to the effect that:



          (i) Old Muzak has been duly formed, is validly existing in good standing as a limited partnership under the laws of its jurisdiction of formation, with the requisite power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum and is duly qualified to do business as a foreign partnership in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) Old Muzak has the requisite limited partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The Transaction Documents have been duly and validly authorized by Old Muzak to the extent a party thereto and, when executed and delivered by the other parties thereto, will constitute valid and legally binding agreements of Old Muzak, enforceable against Old Muzak in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (iii) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Document by Old Muzak or for the consummation by Old Muzak of any of the Transactions or any of the other transactions contemplated thereby; all such consents, approvals, authorizations, li-censes, qualifications, exemptions and orders set forth in the Final Memorandum which are required to be obtained by the Closing Date have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best knowledge of such counsel, threatened attack by appeal or direct proceeding or otherwise.

          (iv) The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions and the other transactions contemplated thereby and by the Final Memorandum and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which Old Muzak is a party or to which any of their respective properties or assets are subject, (ii) the certificate of formation or limited partnership agreement of Old Muzak or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to Old Muzak or any of its properties or assets or
     (b) result in the imposition of any lien upon or with respect to any of the properties or assets of Old Muzak, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.